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                                                                  EXHIBIT (b)(2)

                                                                    CONFIDENTIAL

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), made effective as of the _____ day of November, 2003 (the "First Amendment Effective Date"), by and between CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank (the "Lender") and SNYDER ASSOCIATED COMPANIES, INC., a Pennsylvania corporation (the "Borrower").

                                   BACKGROUND

         A. The Borrower and the Lender are parties to that certain Credit Agreement dated as of November 15, 2002 (the "Credit Agreement") pursuant to which the Lender has made a revolving credit loan facility available to the Borrower.

         B. The Borrower and the Lender desire to amend the Credit Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, covenant and agree as follows:

SECTION 1. USE OF TERMS

         Capitalized terms used herein (including the Background above) shall have the same meaning ascribed thereto in the Credit Agreement as amended hereby unless otherwise specified herein.

SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT

         The Credit Agreement is amended as follows:

         (a)      The definition of "Expiration Date" as set forth in Section
1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Expiration Date" means November 13, 2004, provided, by written request to the Lender given at least ninety (90) days prior to the then current Expiration Date, the Borrower may request the Expiration Date be extended to the date that is 364 days from the Expiration Date then in effect, in which case, the Lender shall, in its sole discretion, approve or reject the Borrower's extension request within thirty (30) days after receipt of the Borrower's written request for such extension. Upon the approval by the Lender of an extension request, but effective on the day immediately following the Expiration Date then in effect, the Expiration Date shall be the date 364 days from the Expiration Date then in effect, subject to the execution and delivery by the Borrower of any documentation required by the Lender in connection with such extension. The failure of the Lender to respond to the extension request within such thirty (30) day period shall be deemed to be a rejection of the extension request.

         (b) Section 2.07(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (a) The Revolving Credit Commitment is terminable by the Lender at its discretion upon the occurrence of an Event of Default under this Agreement. The Revolving Credit Commitment will terminate on the Expiration Date.

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SECTION 3. REPRESENTATIONS AND COVENANTS

         3.1 The Borrower hereby ratifies, confirms and reaffirms, without condition, all the terms and conditions of the Credit Agreement and the other Loan Documents to which it is a party and agrees that it continues to be bound by the terms and conditions thereof as amended by this First Amendment. Except as specifically amended by this First Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms. This First Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

         3.2      The Borrower represents and warrants to the Lender that:

                  (i) this First Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms;

                  (ii)     the representations and warranties set forth within
         Article III of the Credit Agreement continue to be true and correct in all material respects as of the First Amendment Effective Date except to the extent that (A) such representations and warranties expressly relate to an earlier date, or (B) such representations and warranties have changed, and such changes have been consented to in writing by the Lender and are reflected on revised schedules to the Credit Agreement attached to this First Amendment;

                  (iii) no Event of Default or Potential Default shall have occurred and be continuing on the First Amendment Effective Date; and

                  (iv) no Material Adverse Change has occurred since the Closing Date, and no event or events shall have occurred and be continuing on the First Amendment Effective Date which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

SECTION 4. CONDITIONS PRECEDENT

         The amendments set forth in this First Amendment shall become effective as of the First Amendment Effective Date provided each of the following conditions has been satisfied or effectively waived by the Lender:

         (a) No Event of Default or Potential Default shall have occurred and be continuing on the First Amendment Effective Date.

         (b) The representations and warranties set forth within Article III of the Credit Agreement shall continue to be true and correct in all material respects as of the First Amendment Effective Date except to the extent that (i) such representations and warranties expressly relate to an earlier date, or (ii) such representations and warranties have changed, and such changes have been consented to in writing by the Lender and are reflected on revised schedules to the Credit Agreement attached to this First Amendment.

         (c) No Material Adverse Change has occurred since the Closing Date, and no event or events shall have occurred and be continuing on the First Amendment Effective Date which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

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         (d)      Contemporaneously with or prior to the execution hereof, the
Borrower shall deliver, or cause to be delivered, to the Lender:

                  (1) A certificate of the secretary or assistant secretary of the Borrower dated the First Amendment Effective Date and certifying as to (i) true copies of its Articles of Incorporation and Bylaws, and all amendments thereto, as in effect on the First Amendment Effective Date, (ii) true copies of all action taken by its Board of Directors in authorizing the execution, delivery and performance of this First Amendment and the transactions contemplated hereby, and (iii) the names and true signatures of its officers authorized to execute and deliver this First Amendment;

                  (2) A certificate of the President of the Borrower to the effect that: (i) the representations and warranties set forth within
         Article V of the Credit Agreement continue to be true and correct in all material respects as of the date of this First Amendment except to the extent that (A) such representations and warranties expressly relate to an earlier date, or (B) such representations and warranties have changed, and such changes have been consented to by the Lender and are reflected on revised schedules to the Credit Agreement attached to this First Amendment, and (ii) no Event of Default or Potential Default has occurred and is continuing as of the First Amendment Effective Date; and

                  (3) Such other documents required by the Lender and its counsel in connection with the transactions contemplated by this First Amendment.

         (e) All legal details and proceedings in connection with the transactions contemplated by this First Amendment shall be satisfactory to counsel for the Lender, and the Lender shall have received all such originals or copies of such documents as the Lender may request.

SECTION 5. JOINDER

         5.1 Each Guarantor joins herein to (i) consent to the execution of this First Amendment by the Borrower, and (ii) ratify, confirm and reaffirm, without condition, all of the terms and conditions of the Guaranty Agreement to which it is a party. Each Guarantor specifically confirms that it continues to be bound by the terms and conditions of the Guaranty Agreement to which it is a party and its liability thereunder continues in full force and effect and encompasses the obligations and indebtedness of the Borrower to the Lender arising or incurred under the Credit Agreement, as the term thereof is extended by the amendments to the Credit Agreement effected pursuant to this First Amendment. EACH GUARANTOR REAFFIRMS AND HEREBY RESTATES THE PROVISIONS OF PARAGRAPH 24 OF THE GUARANTY AGREEMENT WHEREBY THE GUARANTOR WAIVES THE RIGHT TO A TRIAL BY JURY AND PARAGRAPH 25 OF THE GUARANTY AGREEMENT WHEREBY THE GUARANTOR GRANTS THE LENDER THE POWER TO CONFESS JUDGMENT AGAINST THE GUARANTOR.

         5.2 Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, the Guarantors are not required by the terms of the Credit Agreement, the Guaranty Agreement to which it is a party or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment, and (ii) nothing in the Credit Agreement, the Guaranty Agreement to which it is a party or any other Loan Document shall be deemed to require the consent of the Guarantors to any future amendments to the Credit Agreement.

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SECTION 6. MISCELLANEOUS

         6.1 This First Amendment shall be construed in accordance with, and governed by the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflict of laws principles.

         6.2 All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Credit Agreement and the other Loan Documents without making specific reference to this First Amendment, but nevertheless all such references shall be deemed a reference to the Credit Agreement and the other Loan Documents as respectively amended by this First Amendment unless the context requires otherwise. All references to the Credit Agreement and the other Loan Documents in any document, instrument or agreement executed in connection with the Credit Agreement and the other Loan Documents shall be deemed to refer to the Credit Agreement and the other Loan Documents as respectively amended by this First Amendment unless the context requires otherwise.

         6.3 This First Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Borrower and the Lender. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lender.

         6.4 This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this First Amendment or any notice, communication, agreement, certificate, document or other instrument in connection with the Credit Agreement and the other Loan Documents shall be effective as delivery of an executed original counterpart thereof.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused their duly authorized officers to execute and deliver this First Amendment to Credit Agreement the day and year first above written.

                                               BORROWER:

ATTEST:                                        SNYDER ASSOCIATED COMPANIES,
                                               INC.

______________________________                 By: _____________________________
           Secretary                           Title: __________________________

         (CORP. SEAL)

              ******SIGNATURES CONTINUE ON THE FOLLOWING PAGE******

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                                               GUARANTORS:

ATTEST:                                        ALLEGHENY MINERAL CORPORATION

______________________________                 By: _____________________________
          Secretary                            Title: __________________________

         (CORP. SEAL)

ATTEST:                                        ARMSTRONG CEMENT & SUPPLY
                                               CORPORATION

______________________________                 By: _____________________________
          Secretary                            Title: __________________________

         (CORP. SEAL)

ATTEST:                                        GLACIAL SAND & GRAVEL COMPANY

______________________________                 By: _____________________________
          Secretary                            Title: __________________________

         (CORP. SEAL)

                                               LENDER:

                                               CITIZENS BANK OF PENNSYLVANIA

                                               By: _____________________________
                                               Title: __________________________

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